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                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                Date of Report:
                                  MAY 23, 1997
                       (Date of Earliest Event Reported)


                               ASECO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


            0-21294                                  04-2816806
   (Commission File Number)                      (I.R.S. Employer
                                                Identification No.)


                           500 DONALD LYNCH BOULEVARD
                              MARLBORO, MA  01752
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (508) 481-8896
              (Registrant's Telephone Number, Including Area Code)
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Item 5.   Other Events.
          ------------

          On May 23, 1997, Aseco Corporation purchased all of the outstanding shares of Western Equipment Developments (Holdings) Limited, a manufacturer of semiconductor wafer handling equipment headquartered in Plymouth, U.K. The purchase price was approximately $6 million and was paid entirely in cash.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (c)  Exhibits
               --------

Number    Description
------    -----------

2.1 Share Purchase Agreement dated as of May 23, 1997 by and among the Company and each of the shareholders of Western Equipment Developments (Holdings) Limited.

2.2 Tax Deed dated May 23, 1997 by and among the Company and certain shareholders of Western Equipment Developments (Holdings) Limited.

2.3       Escrow Agreement dated as of May 23, 1997 by and among the
          Company and David Carr and Philip Stephen Walsh as representatives for certain shareholders of Western Equipment Developments (Holdings) Limited.
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ASECO CORPORATION


Date:  May 30, 1997                      By:  /s/ Carl S. Archer, Jr.
                                              -----------------------------
                                                 Carl S. Archer, Jr.
                                                 President and Chief
                                                 Executive Officer